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EXHIBIT 3.3


                           CERTIFICATE OF AMENDMENT OF

                            ARTICLES OF INCORPORATION

                                       OF

                           GTE CALIFORNIA INCORPORATED

         William G. Mundy and Charles J. Somes certify that:

         1. They are the Vice President-General Counsel and the Secretary, respectively, of GTE California Incorporated, a California corporation.

         2. The Board of Directors of GTE California Incorporated has approved a resolution providing that Article SIXTH of the Articles of Incorporation of GTE California Incorporated, shall be amended to read as follows:

                  SIXTH: The corporation is authorized to issue only four (4) classes of stock to be designated, respectively, "5% Cumulative Preferred Stock," consisting of 1,500,000 shares; "4 1/2% Cumulative Preferred Stock," consisting of 718,862 shares; "Cumulative Preferred Stock, $20 Par Value," consisting of 280,312 shares; and "Common Stock," consisting of 100,000,000 shares. The total number of shares which the corporation shall have authority to issue is 102,499,174. The aggregate par value of all of such shares shall be $2,049,983,480, and the par value of each such share shall be $20. The shares of 5% Cumulative Preferred Stock, 4 1/2% Cumulative Preferred Stock and Cumulative Preferred Stock, $20 Par Value shall rank on a parity as to dividends and assets. The shares of 5% Cumulative Preferred Stock and 4 1/2% Cumulative Preferred Stock shall not be issuable in series and no distinction shall exist between any of the shares of any said class. The shares of Cumulative Preferred Stock, $20 Par Value, may be issued and outstanding from time to time in one or more series. The first such series shall be designated "Cumulative Preferred Stock, $20 Par Value, 4 1/2% Series," and the authorized number of shares of said first series shall be 280,312, all of which shares are now outstanding. The Board of Directors of the corporation is authorized to fix by resolution or resolutions the name or designation of each series (other than said first series) of Cumulative Preferred Stock, $20 Par Value, which shall include the words "Cumulative Preferred Stock, $20 Par Value," the number of shares constituting each of said series and the dividend rate,




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         conversion rights, if any, voting rights, redemption price and liquidation preferences of the shares of each such series.

                  A statement of the preferences, privileges and restrictions granted to or imposed upon the respective classes and series of shares and/or upon the holders thereof is as follows:

         1.       5% CUMULATIVE PREFERRED STOCK:

                  (a) The shares of 5% Cumulative Preferred Stock shall be entitled to receive, out of any funds of the corporation at the time legally available for the declaration thereof, dividends at the rate per share of five per centum (5%) per annum of the par value thereof. Such dividends shall be payable upon such shares, when and as declared by the Board of Directors, on January 1, April 1, July 1 and October 1 in each year (each said date being hereinafter called "dividend date"). Such dividends shall accrue on each such share from the dividend date last preceding the date of original issuance of such share, except that if such share shall be issued on a dividend date, then such dividends on such share shall accrue from the date of its original issuance. Such dividends on all shares of 5% Cumulative Preferred Stock shall be cumulative, so that if such dividends in respect of any dividend period at the rate fixed therefor shall not have been paid on, or declared or set apart for, all shares of 5% Cumulative Preferred Stock at the time outstanding, the deficiency shall be fully paid on, or declared and set apart for, such shares before any dividends shall be paid upon, or be declared or be set apart for, the shares of Common Stock.

                  (b) The corporation at any time or from time to time, upon authority of its Board of Directors, shall have the right to redeem and retire all or any part of the shares of 5% Cumulative Preferred Stock by paying to or setting aside for the benefit of the holders thereof with respect to the shares to be redeemed, a redemption price of $22 per share, together with all unpaid dividends accrued on the shares to be redeemed to the date of redemption. Any such redemption shall be effected upon like notice, in like manner, and with like effect with respect to such shares as is provided in paragraph (m) of this Article SIXTH with respect to any redemption of shares of Cumulative Preferred Stock, $20 Par Value.


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                  (c) In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the shares of 5% Cumulative Preferred Stock shall be entitled to receive out of the assets of the corporation, whether such assets are capital or surplus, the sum of $21 per share if such liquidation, dissolution or winding up is voluntary, and the sum of $20 per share if such liquidation, dissolution or winding up is involuntary, and in each case in addition thereto an amount equal to all unpaid dividends accrued on such shares to the date when such payments shall be made available to the holders thereof. The full preferential amounts so payable in any such event upon the shares of 5% Cumulative Preferred Stock shall be paid on, or set apart for, said shares before any distribution in any such event is paid upon, or set apart for, the shares of Common Stock.

                  (d) Except as otherwise provided herein or by law, no share of 5% Cumulative Preferred Stock shall be entitled to any voting rights under any conditions or upon any matter of any kind; provided, that whenever dividends payable on any shares of 5% Cumulative Preferred Stock shall be in default in an amount equivalent to four full quarter yearly dividends (whether or not consecutive) and until all dividends in default thereon have been paid or declared and set aside for payment, the holders of such shares shall be entitled to voting rights on the basis of one (1) vote per share with the right to vote cumulatively in electing directors, but upon the payment or declaration and setting apart for payment of all such dividends in default such voting rights shall cease; and provided further that so long as any of such shares are outstanding and whether or not voting rights shall at the time be vested in the holders thereof as hereinabove provided, the corporation shall not take any action specified in any of the following clauses (1), (2) or (3) unless the taking thereof shall have been approved by the holders of at least a majority of the outstanding shares of 5% Cumulative Preferred Stock, and shall not take any action specified in clauses (2) or (3) if the taking thereof shall have been disapproved by the holders of at least 33 1/3% of such shares, viz.:
         (1) adopt an amendment to these Articles of Incorporation if such amendment would either (i) create any class of shares preferred as to dividends or assets over the 5% Cumulative Preferred Stock, or (ii) change the rights and preferences of the


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         then outstanding shares of 5% Cumulative Preferred Stock; or (2) issue any shares of 5% Cumulative Preferred Stock or of any other class of stock over which the 5% Cumulative Preferred Stock does not have preference as to the payment of dividends and as to assets, unless the net income of the corporation available for the payment of dividends for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding such issue shall have been at least equal to two times the annual dividend requirements of all outstanding shares of 5% Cumulative Preferred Stock and of all such other classes, including the shares proposed to be issued; or (3) pay any dividends (other than dividends paid in stock over which the 5% Cumulative Preferred Stock has preference as to payment of dividends and as to assets) or make any other distribution of assets, by purchase of shares or otherwise, to the holders of the shares of Common Stock or any other class of stock over which the 5% Cumulative Preferred Stock has such preference, except out of earned surplus or if, at the time of declaration thereof or the making of such distribution, there shall not remain to the credit of earned surplus account, after deducting therefrom the amount of such dividend and distribution, an amount at least equal to two times the annual dividend requirements of all the shares of 5% Cumulative Preferred Stock and of all other classes of stock over which the 5% Cumulative Preferred Stock does not have such preference outstanding at the time of such declaration or distribution. For the purposes of the foregoing clauses (1), (2) and (3), shares of stock for which provision has been made for redemption, retirement or payment, and for which purpose sufficient funds have been duly set aside, shall not be deemed to be outstanding. Any such approval or disapproval of the taking of any such action may be given either by vote at a stockholders' meeting or by a writing without such a meeting, and if the corporation shall solicit approval of the taking of any such action without the holding of a stockholders' meeting such disapproval, to be effective, must be given by the filing thereof with the corporation not later than the date upon which the required written approval thereof shall have been so filed. Nothing in this paragraph
         (d) shall authorize the taking of any action specified in any of said clauses (1), (2) or (3) upon the vote or consent of the holders of a less number of shares of 5% Cumulative Preferred Stock, or of any other class or classes, than is required to authorize the taking of such action by the laws of the State of California at the time applicable thereto.


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         2.       4 1/2% CUMULATIVE PREFERRED STOCK:

                  (e) The shares of 4 1/2% Cumulative Preferred Stock shall be entitled to receive, out of any funds of the corporation at the time legally available for the declaration thereof, dividends at the rate per share of four and one-half per centum (4 1/2%) per annum of the par value thereof. Such dividends shall be payable upon such shares, when and as declared by the Board of Directors, on March 1, June 1, September 1 and December 1 in each year (each said date being hereinafter called "dividend date"). Such dividends shall accrue on each such share from the dividend date last preceding the date of original issuance of such share, except that if such share shall be issued on a dividend date, then such dividends on such share shall accrue from the date of its original issuance. Such dividends on all shares of 4 1/2% Cumulative Preferred Stock shall be cumulative, so that if such dividends in respect of any dividend period at the rate fixed therefor shall not have been paid on, or declared or set apart for, all shares of 4 1/2% Cumulative Preferred Stock at the time outstanding, the deficiency shall be fully paid on, or declared and set apart for, such shares before any dividends shall be paid upon, or be declared or be set apart for, the shares of Common Stock.

                  (f) The corporation at any time or from time to time, upon authority of its Board of Directors, shall have the right to redeem and retire all or any part of the shares of 4 1/2% Cumulative Preferred Stock by paying to or setting aside for the benefit of the holders thereof with respect to the shares to be redeemed, a redemption price of $22 per share, together with all unpaid dividends accrued on the shares to be redeemed to the date of redemption. Any such redemption shall be effected upon like notice, in like manner, and with like effect with respect to such shares as is provided in paragraph (m) of this Article SIXTH with respect to any redemption of shares of Cumulative Preferred Stock, $20 Par Value.

                  (g) In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the shares of 4 1/2% Cumulative Preferred Stock shall be entitled to receive out of the assets of



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         the corporation, whether such assets are capital or surplus, the sum of
         $21 per share if such liquidation, dissolution or winding up is voluntary, and the sum of $20 per share if such liquidation, dissolution or winding up is involuntary, and in each case in addition thereto an amount equal to all unpaid dividends accrued on such shares to the date when such payments shall be made available to the holders thereof. The full preferential amounts so payable in any such event upon the shares of 4 1/2% Cumulative Preferred Stock shall be paid on, or set apart for, said shares before any distribution in any such event is paid upon, or set apart for, the shares of Common Stock.

                  (h) Except as otherwise provided herein or by law, no share of 4 1/2% Cumulative Preferred Stock shall be entitled to any voting rights under any conditions or upon any matter of any kind; provided, that whenever dividends payable on any shares of 4 1/2% Cumulative Preferred Stock shall be in default in an amount equivalent to four full quarter yearly dividends (whether or not consecutive) and until all dividends in default thereon have been paid or declared and set aside for payment, the holders of such shares shall be entitled to voting rights on the basis of one (1) vote per share with the right to vote cumulatively in electing directors, but upon the payment or declaration and setting apart for payment of all such dividends in default such voting rights shall cease; and provided further that so long as any of such shares are outstanding and whether or not voting rights shall at the time be vested in the holders thereof as hereinabove provided, the corporation shall not take any action specified in any of the following clauses (1), (2) or (3) unless the taking thereof shall have been approved by the holders of at least a majority of the outstanding shares of 4 1/2% Cumulative Preferred Stock or if the taking thereof shall have been disapproved by the holders of at least 33 1/3% of such shares, viz.: (1) adopt an amendment to these Articles of Incorporation if such amendment would either
         (i) create any class of shares preferred as to dividends or assets over the 4 1/2% Cumulative Preferred Stock, or (ii) change the rights and preferences of the then outstanding shares of 4 1/2% Cumulative Preferred Stock; or (2) issue any shares of 4 1/2% Cumulative Preferred Stock or of any other class of stock over which the 4 1/2% Cumulative Preferred Stock does not have preference as to the payment of dividends and as to assets, unless the net income of


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         the corporation available for the payment of dividends for a period of twelve consecutive calendar months within the fifteen calendar months immediately preceding such issue shall have been at least equal to two times the annual dividend requirements of all outstanding shares of 4 1/2% Cumulative Preferred Stock and of all such other classes, including the shares proposed to be issued; or (3) pay any dividends (other than dividends paid in stock over which the 4 1/2% Cumulative Preferred Stock has preference as to payment of dividends and as to assets) or make any other distribution of assets, by purchase of shares or otherwise, to the holders of the shares of Common Stock or any other class of stock over which the 4 1/2% Cumulative Preferred Stock has such preference, except out of earned surplus or if, at the time of declaration thereof or the making of such distribution, there shall not remain to the credit of earned surplus account, after deducting therefrom the amount of such dividend and distribution, an amount at least equal to two times the annual dividend requirements of all the shares of 4 1/2% Cumulative Preferred Stock and of all other classes of stock over which the 4 1/2% Cumulative Preferred Stock does not have such preference outstanding at the time of such declaration or distribution. For the purposes of the foregoing clauses (1), (2) and
         (3), shares of stock for which provision has been made for redemption, retirement or payment, and for which purpose sufficient funds have been duly set aside, shall not be deemed to be outstanding. Any such approval or disapproval of the taking of any such action may be given either by vote at a stockholders' meeting or by a writing without such a meeting, and if the corporation shall solicit approval of the taking of any such action without the holding of a stockholders' meeting such disapproval, to be effective, must be given by the filing thereof with the corporation not later than the date upon which the required written approval thereof shall have been so filed. Nothing in this paragraph
         (h) shall authorize the taking of any action specified in any of said clauses (1), (2) or (3) upon the vote or consent of the holders of a less number of shares of 4 1/2% Cumulative Preferred Stock, or of any other class or classes, than is required to authorize the taking of such action by the laws of the State of California at the time applicable thereto.


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         3.       CUMULATIVE PREFERRED STOCK, $20 PAR VALUE:

                  (i) The shares of Cumulative Preferred Stock, $20 Par Value, of all series shall be of equal rank and priority and no distinction shall exist between any of the shares of Cumulative Preferred Stock, $20 Par Value, or any series thereof, except as stated in this Article SIXTH or as to the particulars that may be fixed by the Board of Directors of the corporation as hereinabove provided in this Article SIXTH.

                  (j) The shares of Cumulative Preferred Stock, $20 Par Value, 4 1/2% Series, shall (1) be entitled to dividends as provided in paragraph (k) of this Article SIXTH at the rate per share per annum of four and one-half per centum (4 1/2%) of the par value of such shares,
         (2) be redeemable in the manner and otherwise upon the conditions and notice provided in paragraph (m) of this Article SIXTH by payment upon each such share to be redeemed of a redemption price of $24 per share if the redemption be effected on or before May 1, 1950, and $23.50 per share if the redemption be effected thereafter, together in each case with all unpaid dividends accrued on the redeemed shares to the date of redemption, (3) in the event of liquidation, dissolution or winding up of the corporation, be entitled to receive out of the assets of the corporation, whether such assets are capital or surplus, the sum of $22.50 per share if such liquidation, dissolution or winding up is voluntary, and the sum of $20 per share if such liquidation, dissolution or winding up is involuntary, and in each case in addition thereto an amount equal to all unpaid dividends accrued on such shares to the date when such payments shall be made available to the holders thereof, and (4) be entitled to and shall represent full and unrestricted voting rights on the basis of one vote per share, with the right to cumulative voting in election of directors.

                  (k) The holders of the outstanding shares of the several and respective series of Cumulative Preferred Stock, $20 Par Value, shall be entitled to receive, out of any funds of the corporation at the time legally available for the declaration thereof, dividends at the respective rates for shares of said series as stated in this Article SIXTH or as fixed by the Board of Directors by resolutions adopted pursuant to the foregoing provisions of this Article SIXTH. Such dividends shall be payable on the shares of each said series, when and as declared by the Board of Directors, on February 1, May 1, August 1, and November 1, in each



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         year (each said date being hereinafter called a "dividend date"). Such dividends shall accrue on each such share from the dividend date last preceding the date of original issuance of such share, except that if such share shall be issued on a dividend date, then such dividends on such share shall accrue from its date of issue. Such dividends on all shares of Cumulative Preferred Stock, $20 Par Value, of all series shall be cumulative, so that if dividends in respect of any dividend period at the respective rates fixed therefor shall not have been paid, or declared or set apart for, all shares of Cumulative Preferred Stock, $20 Par Value, at the time outstanding, the deficiency shall be fully paid, or declared and set apart for such shares, before any dividend shall be paid upon, or be declared or set apart for, the shares of Common Stock.

                  (l) All preferential amounts, determined as hereinabove provided in this Article SIXTH, which in the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, are payable on the shares of Cumulative Preferred Stock, $20 Par Value, then outstanding, shall be paid in full before any distribution on any such liquidation, dissolution or winding up is paid upon, or set apart for, the shares of Common Stock.

                  (m) The corporation at any time or from time to time, upon the authority of its Board of Directors, shall have the right to redeem and retire all or any part of the shares of Cumulative Preferred Stock, $20 Par Value, of any one or more series at the time outstanding by paying to or setting aside for the benefit of the holders thereof with respect to each share redeemed the amount payable thereon by reason of such redemption thereof. If a part only of said shares is called for redemption, then the particular shares to be redeemed shall be selected by lot in such manner as the Board of Directors shall approve. Notice of the intention of the corporation to redeem said shares, or any part thereof, specifying the date and place of such redemption, and the shares to be redeemed, if less than all of said outstanding shares are to be redeemed, shall be published once in a newspaper of general circulation in Los Angeles, California, not less than thirty (30) days before the redemption date, and a similar notice shall be mailed not less than thirty (30) days before the redemption date to the record holders of the shares to be redeemed at their addresses as the same appear upon the records of the corporation;


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         provided, however, that accidental failure to mail any such notice to any of such holders shall not affect the validity of such redemption if notice shall be published as aforesaid; provided, further, that if, on or prior to the redemption date, the corporation shall deposit with a bank or trust company (which shall have a capital and surplus of at least $5,000,000) in California as a trust fund, a sum sufficient to redeem the shares called for redemption with irrevocable instructions and authority to such bank or trust company to publish the notice of redemption thereof and to pay on or after the redemption date, to the respective holders of such shares, the redemption price thereof under surrender of their certificates for the shares to be redeemed, then from and after the date of such deposit (although prior to the date of redemption) such shares shall be deemed to be redeemed, and redemption thereof shall be deemed to have been effected, and dividends thereon shall cease to accrue after said redemption date and said shares shall no longer be deemed to be outstanding and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except only the right to receive from said bank or trust company payment of the redemption price of such shares without interest, upon surrender of their certificates therefor, and any right to convert said shares which may exist and then continue for any period fixed by resolution of the Board of Directors pursuant to this Article SIXTH.

                  (n) So long as any shares of Cumulative Preferred Stock, $20 Par Value, of any one or more series are outstanding the corporation shall not without the consent, given by vote at a shareholders' meeting or in writing without a meeting, of the holders of at least a majority of all said outstanding shares issue or sell any stock of the corporation having a preference as to dividends or upon liquidation over the shares of Cumulative Preferred Stock, $20 Par Value.

                  (o) The corporation shall have no power to purchase any share or shares of Cumulative Preferred Stock, $20 Par Value, while any quarterly dividend or dividends are in arrears on any such stock, unless the policy of purchasing shares of such stock under such circumstances shall first have been approved or authorized by the holders of at least two-thirds of the outstanding shares of such stock, either in writing or by vote at a stockholders' meeting, and after any such


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         approval or authorization the corporation shall be empowered, subject to any applicable provision of laws then in effect, to purchase shares of such stock to the extent and for the period provided in any such approval or authorization.

         4.       COMMON STOCK

                  (p) Each holder of shares of Common Stock of the corporation shall have the preemptive right and privilege to subscribe for and purchase such number of shares of Common Stock, or of securities convertible into or evidencing the right to purchase shares of Common Stock, at any time issued by the corporation as bears the same ratio to the total number or amount of shares or securities then proposed to be issued as the number of shares of Common Stock held by such shareholder shall bear to the number of shares of Common Stock outstanding immediately prior to such additional issue. Subject to said preemptive right and privilege of the holders of shares of Common Stock, no holder of shares of stock of any class of the corporation shall have any preemptive or preferential right of subscription or purchase with respect to any unissued shares of any class of stock, whether now or hereafter authorized, of the corporation, but, subject to said preemptive right and privilege of the holders of shares of Common Stock, any and all shares of capital stock of any class, whether now or hereafter authorized, may be issued and disposed of from time to time in such manner and to such persons, whether stockholders or not, as may be determined by the Board of Directors, without first being offered to stockholders.

                  (q) Every share of Common Stock shall be entitled to the same right as every other share of Common Stock in all distributions of earnings and assets of the corporation distributable to holders of Common Stock. Every share of Common Stock of the corporation shall be entitled to voting rights on the basis of one (1) vote per share with the right to vote cumulatively in electing directors.

                  3. The foregoing amendment was approved by the required vote of the shareholders of said corporation in accordance with Section 903 of the California Corporations Code; the total number of outstanding shares of each class entitled to vote with respect to the foregoing amendments was 70,000,000 shares of Common Stock and 280,312 shares of


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         Cumulative Preferred Stock, $20 Par Value; and the number of shares of each class voting in favor of the foregoing amendments equalled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock and Cumulative Preferred Stock, $20 Par Value and a majority of the outstanding shares of Common Stock voting as a class. No shares of 7.48% Cumulative Preferred Stock are outstanding. No shares of 8.375% Cumulative Preferred Stock are outstanding.

         Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing Certificate of Amendment of Articles of Incorporation are true of their own knowledge. Executed at Irving, Dallas County, Texas, on April 17, 1998.


                                                  ------------------------------
                                                  William G. Mundy
                                                  Vice President-General Counsel




                                                  ------------------------------
                                                  Charles J. Somes
                                                  Secretary

STATE OF TEXAS                      )
                                    )ss.:
COUNTY OF DALLAS                    )


         William G. Mundy and Charles J. Somes being by me duly sworn, depose and say: That they are a vice president and the secretary, respectively, of GTE California Incorporated, a California corporation, and that they have read the foregoing certificate entitled "CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF GTE CALIFORNIA INCORPORATED" and know the contents thereof and that the same is true of their own knowledge.


                                                  ------------------------------


                                                  ------------------------------


Subscribed and sworn to before me
this 17th day of April, 1998.


-----------------------------------
Notary Public in and for said State




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